EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-72921 of The Gap, Inc. on Form S-8 of our report dated March 12, 2002, appearing and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended February 2, 2002.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California
September 11, 2002